NEWS
For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Mng. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Cathy Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES APPOINTS KPMG AS NEW INDEPENDENT AUDITOR

CHANTILLY, Va., March 28, 2007 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of Web-based financial services, today announced its Board of Directors has appointed KPMG LLP as the Company’s new independent auditors.

KPMG replaces Ernst & Young LLP, which resigned effective March 19, 2007, after completing its audit of the Company’s financial statements for the calendar year ending December 31, 2006. There were no qualifications or reportable disagreements with the Company regarding the audited statements.

“We are very pleased to engage KPMG. Their extensive experience in our industry, including with Princeton eCom prior to us acquiring them, is an excellent match for Online Resources,” said Catherine A. Graham, Online Resources’ executive vice president and chief financial officer. “We would also like to recognize and thank Ernst & Young for their service over the years.”

The Company’s 2006 statements were filed in its Form 10-K with the Securities & Exchange Commission on March 16, 2007. The statements for this and prior reported periods contain no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no reportable disagreements with Ernst & Young on any accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Effective immediately, KPMG will begin a transition process to assume its audit responsibilities for the 2007 year. To provide ample time for the transition, the Company will release its first quarter 2007 earnings results on May 8, 2007, approximately two weeks later than it is typically scheduled.

About Online Resources

Online Resources powers web-based financial services for 2700 financial institutions, billers and credit service providers.  Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption.  The Company serves over 9 million end-users and processes $100 billion in bill payments annually.  Founded in 1989, Online Resources (Nasdaq: ORCC; www.orcc.com) is recognized as one of the nation’s fastest growing companies.

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This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to the Company’s: history of losses; dependence on the marketing efforts of third parties; potential fluctuations in operating results; ability to make and successfully integrate acquisitions of new businesses; potential need for additional capital; potential inability to prevent systems failures and security breaches; potential inability to expand services and related products in the event of substantial increases in demand; competition; ability to attract and retain skilled personnel; reliance on patents and other intellectual property; exposure to the early stage of market adoption of the services it offers; exposure to the consolidation of the banking and financial services industry; and additional risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the Company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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